UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 15, 2023

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5808 Lake Washington Blvd. NE, Kirkland, Washington 98033
(Address of principal executive offices) (Zip Code)

(425) 296-9956
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MPWR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2023, the Board of Directors (the “Board”) of Monolithic Power Systems, Inc. (the “Company”) approved, subject to stockholder approval, the amendment and restatement of the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan (the “Amended 2004 ESPP”). As described below under Item 5.07, the Company’s stockholders approved the Amended 2004 ESPP at the 2023 Annual Meeting of Stockholders held on June 15, 2023 (the “Annual Meeting”). The Amended 2004 ESPP will become effective on August 16, 2023, after the final purchase period of the Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan (the “2004 ESPP”), which concludes on August 15, 2023.

The Amended 2004 ESPP contains the following key changes:

1.	Term. The Amended 2004 ESPP has a 15-year term and will expire on August 16, 2038.

2.
Eligible Employees. The Amended 2004 ESPP revised the definition of employees who can participate in the plan to those individuals who are common law employees of the Company or a participating subsidiary of the Company. Consequently, all employees of the Company or a participating subsidiary who are customarily employed for 20 or fewer hours per week, or five or fewer months per calendar year will be permitted to participate in the Amended 2004 ESPP.

3.
Number of Shares Available for Issuance. The Amended 2004 ESPP removed the evergreen provision under the 2004 ESPP and provides for the issuance of up to 4,400,000 shares of the Company’s common stock.

A detailed summary of the Amended 2004 ESPP is contained in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”). The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 2004 ESPP, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2023, the Company held its 2023 Annual Meeting. At the Annual Meeting, the Company’s stockholders:

(1)	elected two Class I directors to serve for three-year terms until the Company’s annual meeting of stockholders in 2026, or until their respective successors are duly elected and qualified;

(2)	ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

(3)	approved, on an advisory basis, the 2022 compensation of the Company’s named executive officers;

(4)	recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s named executive officers be held every year; and

(5)	approved the Amended 2004 ESPP.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, is set forth below.

(1)	Election of two Class I directors:

Nominee	For	Withheld	Broker Non-Votes
Victor K. Lee	33,535,506	9,581,156	1,317,164
James C. Moyer	33,654,368	9,462,294	1,317,164

(2)	Ratification of the appointment of the Company’s independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
44,390,466	38,444	4,916	0

(3)	Approval, on an advisory basis, of the 2022 compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
24,509,415	18,540,210	67,037	1,317,164

(4)	Recommendation, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
42,827,411	4,408	270,065	14,778	1,317,164

With respect to the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, considering the strong support for an annual advisory vote as reflected in the voting results, the Company’s past practice of holding annual advisory votes, and the Board’s recommendation of an annual advisory vote, the Company has determined that it will continue to hold advisory votes to approve the compensation of the Company’s named executive officers annually until the matter is again submitted to the Company’s stockholders for a vote.

(5)	Approval of the Amended 2004 ESPP:

For	Against	Abstain	Broker Non-Votes
42,862,054	249,245	5,363	1,317,164

Item 8.01 Other Events.

On June 15, 2023, the Company issued a press release announcing the second quarter cash dividend of $1.00 per share to all stockholders of record as of the close of business on June 30, 2023. The dividend will be paid to stockholders on July 14, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit	Description

10.1	Monolithic Power Systems, Inc. 2004 Employee Stock Purchase Plan, Amended and Restated as of August 16, 2023.
99.1	Press release issued on June 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 15, 2023	By:	/s/ Saria Tseng
Saria Tseng
General Counsel